As filed with the Securities and Exchange Commission on July 5, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	47-3916571 (I.R.S. Employer Identification Number)

4170 Mendenhall Oaks Pkwy

High Point, NC 27265
(336) 841-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Rudy C. Howard
Chief Financial Officer
4170 Mendenhall Oaks Pkwy

High Point, NC 27265

(336) 841-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Lawrence G. Wee, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000

________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, par value $0.01 per share	16,448,806	$1.44	$23,686,281	$2,871

(1)

Consists of an aggregate of 16,448,806 shares of the registrant’s Class A common stock, all of which were acquired by the selling stockholders from vTv Therapeutics Inc. under certain letter agreements, dated as of December 5, 2017, July 30, 2018, December 11, 2018 and March 18, 2019, as described in this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Class A common stock being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares of Class A common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(c), calculated on the basis of the average of the high and low prices per share of common stock reported on The Nasdaq Capital Market on June 28, 2019.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated July 5, 2019

16,448,806 shares of Class A Common Stock

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This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 16,448,806 shares of our Class A common stock. We are registering the offer and sale of the shares on behalf of the selling stockholders.

The 16,448,806 shares of our Class A common stock covered by this prospectus were purchased from us by MacAndrews & Forbes Group LLC pursuant to the commitments made by MacAndrews & Forbes Group LLC to purchase shares, at our option, under four letter agreements entered into between us and MacAndrews & Forbes Group LLC, dated as of December 5, 2017, July 30, 2018, December 11, 2018 and March 18, 2019.

We are not selling any shares of Class A common stock under this prospectus for our own account and will not receive any proceeds from the sale by the selling stockholders of such shares, if the selling stockholders choose to sell any such shares.

The selling stockholders may offer the shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at fixed or privately negotiated prices. The prices at which the selling stockholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We are paying the cost of registering the shares of Class A common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our Class A common stock is listed on The NASDAQ Capital Market under the symbol “VTVT”.  On June 28, 2019, the closing price of our Class A common stock on The NASDAQ Capital Market was $1.43 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

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Investing in our Class A common stock involves risks that are referenced under the caption “Risk Factors” on page 5 of this prospectus.  You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

The Class A Common Stock HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this prospectus is                   , 2019.

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i

ABOUT THIS PROSPECTUS

To understand the terms of the Class A common stock offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement.  You should also read the documents referred to under the heading “Where You Can Find More Information” for information on vTv Therapeutics Inc. and its financial statements.  Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement on Form S-3 that vTv Therapeutics Inc., a Delaware corporation, which is also referred to as “vTv Therapeutics,” “the Company,” “our company,” “we,” “us” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure.  Under this procedure, the selling stockholders named herein may offer and sell, from time to time in one or more offerings, up to an aggregate of 16,448,806 shares of our Class A common stock, par value $0.01 per share, which we refer to in this prospectus as the “Class A common stock.”

This prospectus provides you with a general description of the Class A common stock the selling stockholders named herein may offer.  Each time the selling stockholders offer shares of Class A common stock, we may provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the Class A common stock being offered.  Any such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the Class A common stock covered by the prospectus supplement.

The selling stockholders may sell Class A common stock to underwriters who will sell the Class A common stock to the public on terms fixed at the time of sale.  In addition, the Class A common stock may be sold by the selling stockholders directly or through dealers or agents designated from time to time, which agents may be affiliates of ours.  The selling stockholders may also use other lawful means to sell their Class A common stock, as described more fully under “Plan of Distribution.”  If the selling stockholders, directly or through agents, solicit offers to purchase the Class A common stock, the selling stockholders and their agents reserve the sole right to accept and to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the Class A common stock being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to the selling stockholders, as applicable.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION

vTv Therapeutics files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may obtain such SEC filings from the SEC’s website at http://www.sec.gov.  We also maintain a website at www.vtvtherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for the documents incorporated by reference as described under “Incorporation by Reference,” the information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement, exhibits and schedules for more information about us and the Class A common stock.  The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information.  The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 26, 2019;
•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2019 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 1, 2019;
•	our current reports on Form 8-K filed with the SEC on February 28, 2019, March 11, 2019, March 20, 2019, May 1, 2019 (only with respect to Item 5.07), May 16, 2019 and June 26, 2019; and
•

The description of our Class A common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on July 30, 2015, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference.  The information contained on or accessible through our website (http://www.vtvtherapeutics.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning vTv Therapeutics at the following address:

vTv Therapeutics Inc.
Attn: Chief Financial Officer
4170 Mendenhall Oaks Pkwy

High Point, NC 27265

Telephone: (336) 841-0300

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement.  We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement.  We have not authorized anyone to provide you with different information.  We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  We are not making an offer of the securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain information included in this prospectus or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) includes forward-looking statements that reflect our plans, estimates, assumptions and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to these differences include those discussed below and in our Annual Report on Form 10-K for the year ended December 31, 2018 under “Part I—Item 1A, Risk Factors.”  Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies and operations, financing plans, potential growth opportunities, potential market opportunities, potential results of our drug development efforts or trials, and the effects of competition.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.  Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s plans, estimates, assumptions and beliefs only as of the date made.  Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

THE COMPANY

We are a clinical-stage biopharmaceutical company engaged in the development of orally administered small molecule drug candidates to fill significant unmet medical needs. We have a pipeline of clinical drug candidates, led by our programs for the treatment of Alzheimer’s disease (“AD”) and diabetes. Our drug candidate for the treatment of AD, azeliragon (TTP488), is an orally administered, small molecule antagonist targeting the receptor for advanced glycation end products.  In June 2019, we began screening for a Phase 2 trial to evaluate azeliragon as a potential treatment of mild-AD in patients with type 2 diabetes. We are currently investigating TTP399, an orally administered, liver-selective glucokinase activator, as a treatment for type 1 diabetes in a Phase 2 study in partnership with JDRF International.  In addition, we are furthering the development of TTP273, an orally administered, non-peptide agonist that targets the glucagon-like peptide-1 receptor, our peroxisome proliferation activated receptor delta agonist and phosphodiesterase type 4 programs through partnerships with pharmaceutical partners via licensing arrangements.  Finally, we continue to advance our NRF2 pathway program via research agreements with academic and industry collaborators.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus.  For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 4170 Mendenhall Oaks Pkwy, High Point, NC 27265, Telephone (336) 841-0300.

RISK FACTORS

Investing in our securities involves risk.  You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in any applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement.  You should also consider the risks, uncertainties and assumptions discussed under the caption “Part I—Item 1A, Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We are registering these shares of Class A common stock for resale by the selling stockholders. We will not receive any proceeds from the sale of the shares offered pursuant to this prospectus. The net proceeds from the sale of the shares offered pursuant to this prospectus will be received by the selling stockholders.

Selling Stockholders

The selling stockholders may from time to time offer and sell any or all shares of our Class A common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our Class A common stock other than through a public sale. We may, in the future, add other parties as selling stockholders to this prospectus, and to the extent we do, the term “selling stockholders” shall refer to those persons.

The following table sets forth information as of the date of this prospectus, with respect to the ownership of our shares of common stock by MacAndrews & Forbes Group LLC and MFV Holdings One LLC, the selling stockholders.

The number of shares of Class A common stock outstanding and the percentage of beneficial ownership are based on the number of shares of our Class B common stock, par value $0.01 per share, and nonvoting common units of vTv Therapeutics LLC (“vTv Units”) outstanding and after giving effect to the exchange of all outstanding shares of Class B common stock (together with the corresponding vTv Units) into shares of Class A common stock. Pursuant to an exchange agreement, vTv Units may, subject to the terms of the exchange agreement and the vTv Therapeutics LLC Amended and Restated Limited Liability Company Agreement, be exchanged at any time (along with a corresponding number of shares of our Class B common stock) with vTv Therapeutics LLC for shares of our Class A common stock on a one-for-one basis, or for cash, at our option (as the managing member of vTv Therapeutics LLC).

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, the person listed below has sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

The following table also provides the maximum number of shares of our Class A common stock that may be offered by the selling stockholders pursuant to this prospectus and the number of shares of our common stock that will be beneficially owned by the selling stockholders after such an offering, assuming the sale of all of the offered shares.  The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.  The selling stockholders may also offer and sell less than the number of shares indicated.  The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.  Information about the selling stockholders may change over time.  Unless otherwise indicated, the address for each listed stockholder is c/o vTv Therapeutics Inc., 4170 Mendenhall Oaks Parkway, High Point, North Carolina 27265.

	Shares of Common Stock Beneficially Owned Before the Offering		Number of Shares of Common Stock That May Be Sold Hereunder	Shares of Common Stock Beneficially Owned After the Offering
	Number	Percent		Number	Percent
MFV Holdings One LLC (1)(3)	40,016,184	68.7%	15,236,685	24,779,499	42.6%
MacAndrews & Forbes Group LLC(2)(3)	6,727,000	11.6%	1,212,121	5,514,879	9.5%

(1) Represents shares of our Class A common stock held of record by MFV Holdings One LLC (“MFV”).  Consists of (i) 17,637,351 shares of Class A common stock and (ii) 22,378,833 shares of Class A common stock issuable upon exchange of 22,378,833  shares of Class B common stock and corresponding vTv Units. The ROP Revocable Trust dated 1/9/2018 (the “ROP Revocable Trust”) is the sole stockholder of MacAndrews & Forbes Incorporated, which is the parent of MFV. Ronald O. Perelman, the sole trustee and sole beneficiary of The ROP Revocable Trust and the Director, Chairman and Chief Executive Officer of MacAndrews & Forbes Incorporated, may be deemed to beneficially own all shares of Class A common stock beneficially owned by MFV. Mr. Perelman disclaims any beneficial ownership of the shares of Class A common stock, except to the extent of his pecuniary interest therein. The shares so owned may from time to time be pledged to secure obligations of MacAndrews & Forbes Incorporated or its affiliates.

(2) Represents shares of our Class A common stock held of record by MacAndrews & Forbes Group LLC (“M&F Group”).  Consists of (i) 1,427,121 shares of Class A common stock, (ii) 1,057,455 shares of Class A common stock issuable to M&F Group upon exercise of Common Stock Purchase Warrants held by M&F Group and (iii) 4,242,424 shares of Class A common stock issuable to M&F Group at the option of M&F Group pursuant to a commitment letter, dated March 18, 2019 (the “Commitment Letter”), between M&F Group and vTv Therapeutics Inc. The ROP Revocable Trust is the sole stockholder of MacAndrews & Forbes Incorporated, which is the parent of MacAndrews & Forbes LLC, which is the parent of M&F Group. Ronald O. Perelman, the sole trustee and sole beneficiary of The ROP Revocable Trust and the Director, Chairman and Chief Executive Officer of MacAndrews & Forbes Incorporated, may be deemed to beneficially own all shares of Class A common stock beneficially owned by M&F Group. Mr. Perelman disclaims any beneficial ownership of the shares of Class A common stock, except to the extent of his pecuniary interest therein. The shares so owned may from time to time be pledged to secure obligations of MacAndrews & Forbes Incorporated or its affiliates.

(3) Including the shares shown in the table above, Ronald O. Perelman beneficially owns a total of 47,448,618 shares of our Class A common stock, or 81.5% of our Class A common stock. This number of shares includes (i) 19,064,472 shares of Class A common stock (including the 16,448,806 shares held by the selling stockholders and offered hereby), (ii) 23,084,267 shares of Class A common stock issuable upon exchange of 23,084,267 shares of Class B common stock and corresponding vTv Units, (iii) 1,057,455 shares of Class A common stock issuable to M&F Group upon exercise of Common Stock Purchase Warrants and (iv) 4,242,424 shares of Class A common stock issuable to M&F Group at the option of M&F Group pursuant to the Commitment Letter. Mr. Perelman disclaims any beneficial ownership of the shares of Class A common stock, except to the extent of his pecuniary interest therein. The shares so owned may from time to time be pledged to secure obligations of MacAndrews & Forbes Incorporated or its affiliates

Material Relationships with Selling Stockholders

The selling stockholders are affiliates of Ronald O. Perelman and MacAndrews & Forbes Incorporated, our principal equity holder.  The selling stockholders and other affiliates of MacAndrews & Forbes Incorporated have certain rights under an Investor Rights Agreement, dated as of July 29, 2015, an Exchange Agreement, dated as of July 29, 2015 and a Tax Receivable Agreement, dated as of July 29, 2015.  For more information on each of these agreements, please refer to the description of these agreements found under “Certain Relationships and Related-Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2019, which is incorporated herein by reference. Two of the members of our Board of Directors, Steven Cohen and Paul Savas, are employees of MacAndrews & Forbes Incorporated.

DESCRIPTION OF THE CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, par value $0.01 per share, 100,000,000 shares of Class B common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.  As of June 28, 2019, we have approximately 29,826,782 shares of our Class A common stock outstanding, 23,094,221 shares of our Class B common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting.  Holders of our Class A common stock and Class B common stock are entitled to one vote for each share held on all matters submitted to stockholders for their vote or approval.  The holders of our Class A common stock and Class B common stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

As of June 28, 2019, subsidiaries and affiliates of MacAndrews & Forbes Incorporated (collectively “MacAndrews”) hold 23,084,267 shares of our Class B common stock and 19,064,472 shares of our Class A common stock and therefore control approximately 79.6% of the combined voting power of our outstanding common stock. As a result, MacAndrews is able to control our business policies and affairs and any action requiring the general approval of our stockholders, including the adoption of amendments to our certificate of incorporation and bylaws, the approval of mergers or sales of substantially all of our assets and the removal of members of our Board of Directors with or without cause.  MacAndrews also has the power to nominate a majority of the members to our Board of Directors under our investor rights agreement.  The concentration of ownership and voting power of MacAndrews may also delay, defer or even prevent an acquisition by a third party or other change of control of our company and may make some transactions more difficult or impossible without the support of MacAndrews, even if such events are in the best interests of minority stockholders.

Dividends.  The holders of Class A common stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of legally available funds.  The holders of our Class B common stock do not have any right to receive dividends other than dividends consisting of shares of our Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock.

Liquidation or Dissolution.  Upon our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.  Other than their par value, the holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or dissolution of our company.

Transferability and Exchange.  Subject to the terms of an exchange agreement and the operating agreement of vTv Therapeutics LLC (“vTv LLC”), our principal operating subsidiary, units of vTv LLC (along with a corresponding number of shares of our Class B common stock) are exchangeable for (i) shares of our Class A common stock or (ii) cash (based on the market price of the shares of Class A common stock), at our option (as the managing member of vTv LLC).  Any decision to require an exchange for cash rather than shares of Class A common stock will ultimately be determined by our entire Board of Directors.  Each such exchange will be on a one-for-one equivalent basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.  Shares of Class B common stock may not be transferred except in connection with an exchange or transfer of units of vTv LLC.

Upon exchange, each share of our Class B common stock will be cancelled.

Preferred Stock

We have been authorized to issue up to 50,000,000 shares of preferred stock.  Our board of directors has authorized, subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares.  Our Board of Directors has also been authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our Class A common stock and Class B common stock, which could have an adverse impact on the market price of our Class A common stock.  We have no current plan to issue any shares of preferred stock.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of “corporate opportunity” will not apply to MacAndrews, any of our non-employee directors who are employees, affiliates or consultants of MacAndrews or its affiliates (other than us or our subsidiaries) or any of their respective affiliates in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers.  See “Risk Factors—Risks Relating to this Offering and Ownership of Our Class A Common Stock—MacAndrews has substantial influence over our business, and their interests may differ from our interests or those of our other stockholders” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders.  Our amended and restated certificate of incorporation provides that, following the date on which MacAndrews ceases to beneficially own more than 50% of our common stock (the “Triggering Event”), stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.  Our amended and restated certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman or vice-chairman of the board, the chief executive officer, or pursuant to a resolution adopted by a majority of the Board of Directors or, until the Triggering Event, at the request of holders of 50% or more of our outstanding shares of common stock.  Except as described above, stockholders will not be permitted to call a special meeting or to require the Board of Directors to call a special meeting.

Advance Notice Procedures.  Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors.  Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.  Although the bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Vacancies and Newly-Created Directorships on the Board of Directors.  Our bylaws provide that the Board of Directors can fill vacancies on the Board of Directors.  In addition, the Board of Directors will be permitted to increase the number of directors and fill the vacant positions.  These provisions could make it more difficult for shareholders to affect the composition of our Board of Directors.

Authorized but Unissued Shares.  Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval.  These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders.  We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.  Accordingly, we will not be subject to any anti-takeover effects of Section 203.  Nevertheless, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that MacAndrews and its various affiliates, successors and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by our directors, officers or other employees, (iii) any action asserting a claim arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated by-laws or (iv) any action asserting a claim that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable.  We may consent in writing to alternative forums.  Stockholders will be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware and having service of process made on such stockholder’s counsel as agent for such stockholder.

Directors’ Liability; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will provide them with customary indemnification. We expect to enter into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Securities Exchange

Our shares of Class A common stock are listed on The NASDAQ Capital Market under the symbol “VTVT”.

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus to permit the selling stockholders to sell shares directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. The selling stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Class A common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:

•	to or through underwriters or broker-dealers;
•	directly to one or more other purchasers;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	through agents on a best-efforts basis;
•	underwriters or broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

In connection with these sales, the selling stockholders may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may:

•	engage in short sales of shares of the Class A common stock in the course of hedging their positions;
•	sell shares of the Class A common stock short and deliver shares of the Class A common stock to close out short positions;
•	loan or pledge shares of the Class A common stock to underwriters, broker-dealers or other financial institutions that in turn may sell shares of the Class A common stock;
•

enter into option or other transactions with underwriters, broker-dealers or other financial institutions that require the delivery to the underwriter, broker-dealer or other financial institution of shares of the Class A common stock, which the underwriter, broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which an underwriter or broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The selling stockholders may enter into derivative transactions with third parties, or sell Class A common stock not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Class A common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use Class A common stock pledged by the selling stockholders, or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use Class A common stock received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).  In addition, the selling stockholders may otherwise loan or pledge Class A common stock to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in Class A common stock or in connection with a concurrent offering of other Class A common stock.

With respect to a particular offering of the shares of Class A common stock held by the selling stockholders, to the extent required, an accompanying prospectus supplement, or if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific shares of Class A common stock to be offered and sold;
•	the names of the selling stockholders;
•	the respective purchase prices and public offering prices and other material terms of the offering;
•	the names of any participating agents, broker-dealers or underwriters; and
•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholders.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may acquire their shares of Class A common stock and offer and sell the shares of Class A common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgees or secured parties as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have  filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

Any shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton &Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of vTv Therapeutics Inc. appearing in vTv Therapeutics Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

16,448,806 Shares

vTv Therapeutics Inc.

Class A Common Stock

________________________

P R O S P E C T U S

________________________

          , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by vTv Therapeutics in connection with the issuance and distribution of the securities being registered, excluding underwriting fees and expenses.  All the amounts shown are estimates except for the registration fee paid to the Securities and Exchange Commission.

SEC registration fee	$2,871
Printing expenses	10,000*
Legal fees and expenses	75,000*
Accounting fees and expenses	25,000*
Miscellaneous	10,000*
Total	$122,871*

*  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Registrant’s amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

ITEM 16.  EXHIBITS

Exhibit No.	Description
1.1*	Form of underwriting agreement for Class A common stock.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).
3.2	Amended and Restated By-laws (incorporated by reference from Exhibit 3.2 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included in this Registration Statement under “Signatures”).
*	To be filed by Current Report on Form 8-K at the time of issuance and incorporated by reference.

ITEM 17.  UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (the “Securities Act”);
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina, on July 5, 2019.

vTv Therapeutics Inc.

DATE: July 5, 2019

By:  /s/ Stephen L. Holcombe

Stephen L. Holcombe
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen L. Holcombe and Rudy C. Howard, or any of them his true and lawful agent, proxy and attorney in fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)) together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date
/s/ Jeffrey B. Kindler	Executive Chairman and Director	July 5, 2019
Jeffrey B. Kindler
/s/ Stephen L. Holcombe	President and Chief Executive Officer	July 5, 2019
Stephen L. Holcombe	(Principal Executive Officer)
/s/ Rudy C. Howard	Chief Financial Officer	July 5, 2019
Rudy C. Howard	(Principal Financial and Principal Accounting Officer)
/s/ Steven M. Cohen	Director	July 5, 2019
Steven M. Cohen
/s/ John A. Fry	Director	July 5, 2019
John A. Fry
/s/ Paul G. Savas	Director	July 5, 2019
Paul G. Savas
/s/ Noel J. Spiegel	Director	July 5, 2019
Noel J. Spiegel
/s/ Howard L. Weiner	Director	July 5, 2019
Howard L. Weiner